UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014

DEVON ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-32318	73-1567067
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

333 W. SHERIDAN AVE., OKLAHOMA CITY, OK	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure; Item 8.01 Other Events

On October 14, 2014, Devon Energy Corporation (the “Company”) notified UMB Bank, National Association (the “Trustee”), as trustee under that certain Indenture dated July 12, 2011, as supplemented (the “Indenture”), of its intention to redeem on November 13, 2014, the entire outstanding principal amount of the following notes issued under the Indenture:

(1) the 2.40% Senior Notes due 2016 ($500,000,000 in principal amount currently outstanding) (the “2.40% Senior Notes”),

(2) the 1.200% Senior Notes due 2016 ($650,000,000 in principal amount currently outstanding) (the “1.200% Senior Notes”), and

(3) the 1.875% Senior Notes due 2017 ($750,000,000 in principal amount currently outstanding) (the “1.875% Senior Notes”; the 2.40% Senior Notes, the 1.200% Senior Notes, and the 1.875% Senior Notes, collectively, the “Notes”).

The Notes will be redeemed in accordance with the terms for such Notes as set forth in the Indenture. The redemption price will be in an amount equal to 100% of the principal amount, plus accrued and unpaid interest, as well as a make-whole premium. For each of the Notes, accrued interest will be paid to, but excluding, the redemption date of November 13, 2014. The make-whole premium will be calculated three business days prior to the redemption date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Thomas L. Mitchell
Thomas L. Mitchell
Executive Vice President and Chief Financial Officer

Date: October 14, 2014